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                                                                    EXHIBIT 11.1


                               autobytel.com inc.
                       Computation of Net Loss Per Share
                 (Amounts in thousands, except per share data)


                                                 Inception          Years Ended          Nine Months Ended
                                             (January 31, 1995)     December 31,           September 30,
                                                     To         -------------------    --------------------
                                             December 31, 1995    1996        1997        1997        1998
                                             -----------------  -------   ---------    --------    --------
                                                                                      (unaudited)
Basic:
  Net loss                                        $(1,030)      $(6,035)   $(16,810)   $(12,724)   $(15,512)
  Basic weighted average shares outstanding         8,250         8,252       8,291       8,283       8,396
                                                  -------       -------    --------    --------    --------
  Basic net loss per share                        $ (0.12)      $ (0.73)   $  (2.03)   $  (1.54)   $  (1.85)
                                                  =======       =======    ========    ========    ========
Diluted:
  Net loss                                        $(1,030)      $(6,035)   $(16,810)   $(12,724)   $(15,512)
  Basic weighted average shares outstanding         8,250         8,252       8,291       8,283       8,396
  Net effect of dilutive convertible preferred
   stock, stock options and warrants                   --            --          --          --          --
                                                  -------       -------    --------    --------    --------
  Diluted weighted average shares outstanding       8,250         8,252       8,291       8,283       8,396
                                                  -------       -------    --------    --------    --------
  Diluted net loss per share                      $ (0.12)      $ (0.73)   $  (2.03)   $  (1.54)   $  (1.85)
                                                  =======       =======    ========    ========    ========